Exhibit 10.3

Form of Security Holder Agreement

This Security Holder Agreement (this “Agreement”) is entered into as of May __, 2017, by and between the security holders listed on the signature pages hereto (each, a “Holder” and collectively, the “Holders”), and Amyris, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Purchase Agreements (as defined below).

Recitals

Whereas, the execution and delivery of this Agreement by each Holder is a material inducement to the willingness of certain investors (the “Investors”) to enter into one or more Securities Purchase Agreements subsequent to the date hereof (collectively, the “Purchase Agreements”), by and among the Company and the Investors party thereto, pursuant to which, subject to the terms and conditions set forth in the Purchase Agreements, such Investors will purchase for an aggregate purchase price of up to $110,000,000, shares of the Company’s Series A Convertible Preferred Stock and/or Series B Convertible Preferred Stock (collectively, the “Shares”) and warrants to purchase shares of the Company’s Common Stock (the “Warrants”) (such sale and issuance of Shares and Warrants, the “Offering”).

Whereas, each Holder understands and acknowledges that the Company and Investors are entitled to rely on (i) the truth and accuracy of such Holder’s representations contained herein and (ii) such Holder’s performance of the obligations set forth herein.

Now, Therefore, in consideration of the promises and the covenants and agreements set forth in the Purchase Agreements and in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Voting Agreement.

(a)                Shares Subject to this Agreement. Except as otherwise stated herein and until such time as the voting agreement set forth in this Section 1 shall terminate in conformity with Section 1(f) hereunder, each Holder agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it and/or over which it exercises voting control as of the date of this Agreement and any other shares of voting capital stock of the Company legally or beneficially held or acquired by it after the date hereof or over which it exercises voting control (including any shares of the Company’s Series C Convertible Preferred Stock issued to such Holder in exchange for such Holder’s shares of the Company’s Common Stock, the “Voting Shares”) subject to, and to vote the Voting Shares in accordance with, the provisions of this Agreement.

(b)               Agreement to Vote Shares.

(i)                 In any annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of any such meeting, at which the transactions contemplated by the Purchase Agreements are presented to the Company’s stockholders for approval, each Holder agrees that it will vote, by proxy or otherwise, its Voting Shares (A) in favor of the issuance and exercisability of the Shares and Warrants to the Investors and any matter that would reasonably be expected to facilitate the Offering and the issuance and exercise of such Shares and Warrants, including, without limitation, the authorization and issuance of all the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date (to the extent that approval thereof may be sought from the stockholders of the Company), (B) in favor of a reverse stock-split of the Company’s Common Stock approved by the Company’s Board of Directors (the “Reverse-Split”), and (C) against approval of any proposal made in opposition to the matters described in clauses (A) and (B) of this Section 1(b)(i) (the votes contemplated by clauses (A) through (C) of this Section 1(b)(i) being referred to herein as the “Vote”). Notwithstanding the above, each Holder shall retain at all times the right to vote any Voting Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (A) through (C) of this Section 1(b)(i) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(ii)               Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict a Holder from acting in such Holder’s capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to a Holder solely in such Holder’s capacity as a stockholder of the Company.

(iii)             In the event that a meeting of the stockholders of the Company is held, each Holder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Holder’s Voting Shares to be counted as present thereat for purposes of establishing a quorum.

(c)                No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares.

(d)               Proxy. From and after the date hereof until the Termination Date, each Holder hereby irrevocably appoints the Company, and any designee named by the Company, as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of each Holder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Voting Shares in accordance with the Vote. Each Holder hereby revokes any proxies heretofore given in respect of the Voting Shares.  Each Holder affirms that the irrevocable proxy set forth in this Section 1(c)(vii) is given to secure the performance of each Holder’s duties under this Agreement. Each Holder furthers affirm that the irrevocable proxy is coupled with an interest and, except as set forth in Section 1(f), is intended to be irrevocable. If for any reason the proxy granted herein is not irrevocable, then each Holder agrees, until the Termination Date, to vote the Voting Shares in accordance with Section 1(b) above as instructed by the Company in writing. The parties agree that the foregoing is a voting agreement.

(e)                Standstill. Each Holder agrees that, from the date hereof until the Termination Date (as defined in Section 1(f)), without the Company’s express written consent, such Holder shall not, directly or indirectly, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, testamentary disposition, operation of law or otherwise), any Voting Shares, (ii) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

(f)                Termination. This Agreement shall terminate and shall have no further force or effect from and after the earliest to occur of (i) the date upon which the stockholders of the Company, in any annual, special or adjourned meeting of the stockholders of the Company, or by written consent in lieu of any such meeting, approve the matters contemplated by the Vote, or (ii) the termination of the Purchase Agreements in accordance with their respective terms (such earlier date, the “Termination Date”), and thereafter there shall be no liability or obligation on the part of each Holders under this Section 1, provided, that no such termination shall relieve any party from liability for any willful or intentional breach of this Section 1 prior to such termination.

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2.      Stockholder Vote.

(a)                Stockholders Meeting. The Company shall establish a record date for, call, give notice of, convene and hold an annual meeting or a special meeting of stockholders of the Company (the “Stockholder Meeting”), as promptly as practicable following the date hereof and in no event later than July 10, 2017 for the purpose of voting upon the approval of resolutions (the “Stockholder Resolutions”) providing for the matters contemplated by the Vote (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), provided, however, nothing herein shall prevent the Company from postponing or adjourning the Stockholder Meeting if (i) there are insufficient shares of the Common Stock present or represented by a proxy at the Stockholder Meeting to conduct business at the Stockholder Meeting, (ii) the Company is required to postpone or adjourn the Stockholder Meeting by applicable law or a request from the SEC or its staff, or (iii) the Company determines in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Stockholder Meeting in order to give the stockholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent to the stockholders or otherwise made available to the stockholders by issuing a press release, filing materials with the SEC or otherwise. The Company shall solicit from the stockholders of the Company proxies in favor of the Stockholder Resolutions in accordance with applicable law, and shall submit the Stockholder Resolutions for a vote of the Company’s stockholders at the Stockholder Meeting. The Company shall use commercially reasonable efforts to secure the Stockholder Approval at the Stockholder Meeting.

(b)               Company Board Recommendation. Subject to the terms of this Section 2(b), the Board shall recommend that the Company’s stockholders approve the Stockholder Resolutions in accordance with the applicable law (the “Company Board Recommendation”). Neither the Board nor any committee thereof shall fail to make, withhold, withdraw, amend or modify in a manner adverse to the Holders or Investors the Company Board Recommendation, unless the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to make such public statement would be a breach of its fiduciary duties to the Company’s stockholders under applicable law (a “Company Board Recommendation Change”). Notwithstanding the foregoing, at any time prior to the receipt of the Stockholder Approval, the Board may effect a Company Board Recommendation Change if, as a result of an Intervening Event, the Board determines in good faith (after consultation with outside legal counsel) that the failure to effect a Company Board Recommendation Change would be a breach of its fiduciary duties to the Company’s stockholders under applicable law; provided that prior to effecting such Company Board Recommendation Change,  the Company Board shall give the Holders and Investors at least four Business Days advance notice thereof (the “Notice Period”). For the purposes of this Section 2(b), an “Intervening Event” means any material event or development or material change in circumstances with respect to the Company that (A) was unknown by the Board as of, or prior to, the date hereof, or (B) if known, the magnitude and consequences of which were not known or foreseeable by the Board as of the date hereof.

(c)                Proxy Filing. The Company shall prepare and file with the Securities and Exchange Commission (the “SEC”), within forty-five (45) business days after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholder Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall cause the Proxy Statement to comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. The Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the staff of the SEC advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

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3.      Exchange Agreement.

(a)             The Exchange. Subject to the terms and conditions of this Agreement, each undersigned Holder that is designated as an “Exchange Holder” on the signature pages hereof (each such Holder, an “Exchanging Holder”) hereby agrees to exchange that number of shares of the Company’s Common Stock set forth next to such Exchanging Holder’s name on Exhibit A attached hereto (the “Exchanged Common Shares”) for that number of shares of the Company’s Series C Convertible Preferred Stock (having the terms set forth on the Certificate of Designation in the form attached hereto as Exhibit B) set forth next to such Exchanging Holder’s name on Exhibit A attached hereto (the “Exchanged Preferred Shares”), and the Company hereby agrees to issue such Exchanged Preferred Shares to such Exchanging Holder (such exchange being referred to herein as the “Exchange”).

(b)            The Closing. The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures as of immediately prior to the initial closing of the sale by the Company of Shares and Warrants to the Investors pursuant to the Purchase Agreements (the “Closing Date”).

(c)             The Terms of the Exchange; Closing Mechanics. Subject to the terms and conditions of this Agreement and satisfaction of the conditions set forth in Section 3(d), as of the Closing, each undersigned Exchanging Holder hereby sells, assigns and transfers to, or upon the order of, the Company at the Closing, all right, title and interest in the Exchanged Common Shares as is indicated next to each such Exchanging Holder’s name on Exhibit A attached hereto, waives any and all other rights with respect to such Exchanged Common Shares, and releases and discharges the Company from any and all claims the undersigned may now have, or may have in the future, arising out of, or related to, such Exchanged Common Shares. On or prior to the Closing, each Exchanging Holder shall cause any stock certificate(s) representing the Exchanged Common Shares (the “Common Certificates”) held by such Exchange Holder to be delivered to the Company for cancellation and authorizes the Company to cancel such certificates effective as of the Closing; provided, however, that any failure by an Exchanging Holder to deliver such Common Certificates shall not affect the timing of the Closing and the Closing shall be deemed to have occurred regardless of whether such Common Certificates have been delivered by any Exchanging Holder. Promptly following the Closing and upon receipt from any Exchanging Holder of any Common Certificates held by such Exchanging Holder, the Company shall issue to such Exchanging Holder the Exchanged Preferred Shares set forth next to such Exchanging Holder’s name on Exhibit A attached hereto, which Exchanged Preferred Shares shall be entered in book entry form only.

(d)            Conditions to Obligations of the Exchanging Holders and the Company. The obligations of each Exchanging Holder to deliver the Exchanged Common Shares held by such Exchanging Holder and of the Company to deliver the Exchanged Preferred Shares to such Exchanging Holder are subject to the satisfaction or waiver at or prior to the Closing of the conditions precedent that the representations and warranties of the Company and such Exchanging Holder contained in Sections 7 and 8, as applicable, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

4.      Standstill. Each Holder hereby agrees that, to the extent such Holder beneficially owns any Convertible Securities (as defined below), until the Reverse-Split has been effected, such Holder will not exercise, convert or otherwise exchange such Convertible Securities for shares of the Company’s Common Stock. As used herein, “Convertible Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of the Company’s Common Stock, including options, warrants and convertible debt instruments.

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5.      Waiver of Right of First Investment. Each Holder that has a right of first investment, preemptive right or other similar right that would entitle such holder to participate in the Offering pursuant to any agreement with the Company (any such rights, the “Rights of First Investment”) hereby irrevocably waives such Holder’s Rights of First Investment and any related notice requirements with respect to the Offering and the issuance of the Shares and Warrants to be issued in the Offering (the “Waiver”). This Waiver is given with respect only to the offer and issuance of the Shares and Warrants sold pursuant to the Offering and not with respect to any other future sales by the Company of its securities to which such Holder’s Rights of First Investment would apply.

6.      Confidentiality. Except as required by applicable law, each Holder, until such time as the matters contemplated by the Vote are required to be publicly disclosed by the Company, will maintain the confidentiality of any information regarding this Agreement or any Purchase Agreement or any of the transactions contemplated hereby. No Holder, nor any of his, her or its respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Purchase Agreements or the transactions contemplated thereby without the prior written consent of the Company, except as may be required by law or by any listing agreement with, or the policies of, The NASDAQ Stock Market, in which circumstance such announcing party shall make all reasonable efforts to consult with the Company in advance of such publication to the extent practicable.

7.      Representations and Warranties of the Company. The Company represents and warrants to each Holder that:

(a)                The Company is duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(b)               This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)                The Exchanged Preferred Shares have been duly authorized by the Company and, when issued, authenticated and delivered in accordance with Section 3 of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or any other agreement between the Company and such Holder, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Holder. The shares of the Company’s Common Stock issuable upon conversion of the Exchanged Preferred Shares will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or any other agreement between the Company and such Holder, applicable federal and state securities laws and liens or encumbrances created by or imposed by such Holder when issued in accordance with the terms of the Company’s certificate of incorporation, as amended from time to time.

(d)               Assuming the accuracy of the representations and warranties of the Exchanging Holders herein, the issuance of the Exchanged Preferred Shares in exchange for the Exchanged Common Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

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8.      Representations, Warranties and Other Covenants of each Holder. Each Holder hereby represents, warrants and covenants to the Company, severally and not jointly, as follows:

(a)                As of the date of this Agreement, such Holder is the legal or beneficial owner of, and has the power to vote, that number of issued and outstanding shares of the Company’s Common Stock set forth on the signature page hereto. The Voting Shares set forth next to such Holder’s name on the signature page hereof are owned free of any encumbrance that would preclude such Holder from exercising his, her or its voting power as provided in Section 1(b) or otherwise complying with the terms hereof, and any Voting Shares acquired by a Holder subsequent to the date hereof, including the Preferred Shares or the Exchanged Preferred Shares, shall be owned free of any encumbrance that would preclude such Holder from exercising his, her or its voting power as provided in Section 1(b) or otherwise complying with the terms hereof.

(b)               Such Holder has all requisite power, legal capacity and authority to enter into this Agreement and perform its obligations hereunder, including with respect to each Exchanging Holder, consummating the Exchange. This Agreement has been duly executed and delivered by such Holder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)                The execution, delivery and performance by such Holder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any agreement to which such Holder is a party or by which any of such Holder’s assets are bound or (ii) violate any order, writ, injunction, decree, judgment or any applicable law applicable to such Holder or any of such Holder’s assets, except for any such conflict, violation or any failure to obtain such consent, waiver or approval that would not result in such Holder being able to perform its obligations under this Agreement.

(d)               Such Holder agrees that such Holder will not, in such Holder’s capacity as a stockholder of the Company, bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or any Purchase Agreement or (ii) alleges that the execution and delivery of this Agreement by such Holder, or Board’s approval of any of the matters contemplated by the Purchase Agreements or the Vote, breaches any fiduciary duty of the Board or any member thereof.

(e)                Such Holder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respect or in any way have the effect of restricting, limiting, interfering with, preventing or disabling such Holder from performing his, her or its obligations in any material respect under this Agreement.

9.	Miscellaneous.

(a)                Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed, as to the Company, to Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, facsimile number: (510) 225-2645, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: David Michaels, Esq., facsimile number: (650) 938-5200, and as to any Holder at the address and facsimile number set forth below such Holder’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Holder and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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(b)               Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c)                Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(d)               Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e)                Specific Performance; Injunctive Relief. The parties hereto agree that the parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each such party set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available upon any such violation of this Agreement, the Company, the Holders and the Investors, as applicable, shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company, the Holders or the Investors, as applicable, at law or in equity and each party hereto hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(f)                Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(g)                Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute an inducement and condition to the Investors entering into the Purchase Agreements, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (iii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding the preceding sentence, the Investors are intended third party beneficiaries of this Agreement and shall be entitled to enforce the provisions of this Agreement as if they were a party hereto. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by each Holder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of the Company hereunder, may be assigned or delegated in whole or in part by the Company to any affiliate of the Company without the consent of or any action by Holder upon notice by the Company to the Holders as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. All authority conferred herein shall survive the death or incapacity of each Holder and in the event of Holder’s death or incapacity, any obligation of each Holder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of each Holder.

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(h)               Additional Documents. Each Holder shall execute and deliver any additional documents necessary or desirable in the reasonable opinion of the Company to carry out the purpose and intent of this Agreement.

(i)                 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j)                 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(k)               Governing Law; Consent to Jurisdiction. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

(l)                 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(m)             WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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In Witness Whereof, the parties hereto have caused this Security Holder Agreement to be executed as of the date first written above.

COMPANY:

AMYRIS, INC.

By:
Name:
Title:

In Witness Whereof, the parties hereto have caused this Security Holder Agreement to be executed as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

Voting Shares owned beneficially or of record by each Holder, or over which each Holder exercises voting power on the date hereof:

__________ shares of issued and outstanding Common Stock

Exhibit A

Exchanging Holder	Exchanged Common Shares	Exchanged Preferred Shares

Exhibit B

Certificate of Designation

amyris, inc.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

delaware GENERAL CORPORATION LAW

The undersigned, John Melo and Stephen Dobson, do hereby certify that:

1. They are the President and Assistant Secretary, respectively, of Amyris, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, none of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 20,921 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.  Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” means $1.00, subject to adjustments set forth in Section 7 below.

“Conversion Ratio” for each share of Series C Convertible Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Reverse Split” means a reverse stock split of the Common Stock effected subsequent to May 1, 2017; provided that, immediately after the effectiveness of such reverse stock split, the number of shares of Common Stock authorized pursuant to the Corporation’s certificate of incorporation is sufficient to allow for conversion to Common Stock of all outstanding shares of Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” means the approval of the Corporation’s stockholders to the Reverse Split.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 20,921 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the “Stated Value”).

Section 3. Dividends. If the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then Holders shall be entitled to receive, and the Corporation shall make payments on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as such Distribution is actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other Distributions shall be paid on shares of Preferred Stock. The Corporation shall not pay any dividends on the Common Stock unless the Corporation simultaneously complies with this provision.

Section 4. Voting Rights. Except as otherwise required by law, the Preferred Stock shall vote together as one class with the Common Stock (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder), and, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the greater of (i) the par value, plus any accrued and unpaid dividends and any other amounts due and owing under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of the Common Stock, or (ii) the same amount and form of consideration that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall provide notice by facsimile or email of any such Liquidation, not less than twenty (20) days prior to the payment date stated therein, to each Holder.

Section 6. Conversion Upon Stockholder Approval.

a)      Automatic Conversion Upon Corporation’s Receipt of Stockholder Approval. Each share of Preferred Stock shall be automatically converted, without any further action by the Holder, into that number of shares of Common Stock equal to the Conversion Ratio, immediately upon the Corporation filing a Current Report on Form 8-K with the Commission stating that the Corporation has received Stockholder Approval and the corresponding amendment to the Corporation’s certificate of incorporation has been effected (the time and date of such filing being referred to as the “Conversion Time”). Upon the Conversion Time, (i) the shares of Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Preferred Stock shall cease and terminate, excepting only any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation.

b)	Mechanics of Exchange.

i.                        Delivery of Shares Upon Conversion. Not later than ten (10) Trading Days after the Conversion Time (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Preferred Stock pursuant to Section 6(a) above. The Corporation shall use its best efforts to deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii.                        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall issue to such Holder one whole share of Common Stock.

iii.                        Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

Section 7. Certain Adjustments.

a)                  Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                  Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (had the Conversion Time occurred immediately prior to the occurrence of such Fundamental Transaction), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction.

c)                  Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

d)                 Notice to the Holders of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 8. Miscellaneous.

a)      Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: General Counsel, facsimile number (510) 225-2645, e-mail address GeneralCounsel@amyris.com, or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section 8 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)      Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)      Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d)     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

e)      Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

g)      Status of Converted Preferred Stock. If any shares of Preferred Stock shall be converted, exchanged, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Convertible Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of May 2017.

__________________________________________ Name: Title:	__________________________________________ Name: Title: